CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 1, 2000



                    ProFutures Diversified Fund, L.P.
         (Exact name of registrant as specified in its charter)


   DELAWARE                       0-16898                      75-2197831
(State or other              (Commission File               (I.R.S. Employer
jurisdiction of                   Number)                    Identification
 organization)                                                   Number)



                             ProFutures, Inc.
                           11612 Bee Cave Road
                                Suite 100
                           Austin, Texas  78738
                           --------------------
                  (Address of principal executive offices)

Registrant's telephone numbers:
                                                (800) 348-3601
--------------                                  --------------



Item 5.  OTHER EVENTS.

         As of June 1, 2000, ATA Research, Inc. (ATA) has given notice of its intent to withdraw as Co-General Partner effective October 1, 2000. ProFutures, Inc. will remain as the sole General Partner.
         In connection with the withdrawal of ATA, the name of the Partnership has been changed to ProFutures Diversified Fund, L.P. Kenmar Global Strategies Inc. (Kenmar) as been engaged to serve as a consultant effective June 1, 2000 to replace similar functions previously performed by ATA. Kenmar will assist the General Partner in making decisions about which trading advisors to hire, the allocations among the advisors and the day-to-day monitoring and risk management of the trading accounts. Kenmar will be paid the same fee as ATA was previously paid for providing these services (approximately 1% annually). During a transition period, Kenmar will share a portion of its fee with ATA.



                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



PROFUTURES DIVERSIFIED FUND, L.P.
(Registrant)



June 19, 2000                By  /s/ Gary D. Halbert, President
-------------                    ---------------------------------
Date                             Gary D. Halbert, President
                                 ProFutures, Inc., General Partner
                                 ProFutures Diversified Fund, L.P.